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                                                                    EXHIBIT 10.1

                                 AMENDMENT NO. 2
                                       TO
                            ESHARE TECHNOLOGIES, INC.
                             1997 STOCK OPTION PLAN

         The eShare Technologies, Inc. 1997 Stock Option Plan (the "Plan") is hereby amended as follows:

         1. Increase in Authorized Shares. Section 3 of the Plan is hereby amended as follows:

                                   SECTION 3.
                            SHARES SUBJECT TO OPTIONS

         The initial number of Shares reserved for issuance under this Plan shall be 3,350,000 Shares of Common Stock, less the number of Shares (a) which have been issued pursuant to exercised grants made under the eShare Technologies, Inc. 1992 Discounted Stock Option Plan (the "1992 Plan"), or (b) which are subject to options granted which remain outstanding under the 1992 Plan. The number of shares of Common Stock available for issuance under the Plan shall be automatically adjusted on the first day of each fiscal year, beginning with the 1998 fiscal year, by a number of Shares such that the total number of shares reserved for issuance under this Plan equals the sum of (i) the aggregate number of Shares previously issued under this Plan and the 1992 Plan; (ii) the aggregate number of Shares subject to then outstanding or authorized options under this Plan and the 1992 Plan; and (iii) 5% of the number of shares of Common Stock outstanding on the last day of the preceding fiscal year. Notwithstanding the foregoing, not more than 750,000 of the Shares available for grant each year shall be available for issuance pursuant to ISOs, such that not more than 7,500,000 shares resulting from such automatic adjustments may ever be issued pursuant to ISOs during the term of the Plan.

         Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option thereafter shall again become available for use under this Plan, and any Shares subject to an option granted under the 1992 Plan which remain unissued after the cancellation, expiration or exchange of such option thereafter shall become available for use under this Plan. Notwithstanding the above, any Surrendered Shares which remain after the surrender of an Option under Section 11 shall not again become available for use under this Plan.

         2. Effective Date. The effective date of this Amendment shall be April 17, 2000.

         3.       Miscellaneous.

                  (a) Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

                  (b) Except as specifically amended hereby, the Plan shall remain in full force and effect.


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         IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to the
eShare Technologies, Inc. 1997 Stock Option Plan to be executed on the Effective Date.

                                        ESHARE TECHNOLOGIES, INC.


                                        By: /s/ Aleksander Szlam
                                           -------------------------------------
                                           Aleksander Szlam, Chairman and CEO

Attest:

/s/ Anna Phillips
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Print Name:   Anna Phillips
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Print Title:  Assistant Secretary
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